Exhibit 99.1

EA REPORTS STRONG Q1 RESULTS

Net Revenue up 22 Percent; Net Income up 32 Percent

NCAA Football Sales Well Ahead of Last Year / Madden NFL Pre-Orders at Record Levels

REDWOOD CITY, CA – July 22, 2004 – Electronic Arts (NASDAQ: ERTS) today announced financial results for the fiscal first quarter ended June 30, 2004.

Net revenue for the first quarter was $432 million, up 22 percent as compared with $353 million for the fiscal quarter ended June 30, 2003. Sales were driven by Harry Potter and the Prisoner of Azkaban™, EA SPORTS™ Fight Night 2004 and UEFA Euro 2004, each reaching platinum status (over one million units sold) in the quarter. Need for Speed™ Underground and MVP Baseball™ 2004 had continued strong sales. Life-to-date sales of Need for Speed Underground have now exceeded 7 million units.

Net income for the quarter was $24 million, a 32 percent increase compared to the same period a year ago. Diluted earnings per share were $0.08 as compared with $0.06 for the prior year.

Non-GAAP net income for the quarter, excluding certain items, was $25 million. Non-GAAP diluted earnings per share were $0.08. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

Trailing twelve month operating cash flow was $638 million as compared to $673 million for the same period a year ago. The decline was primarily a result of the timing of sales during the quarter.

“We are off to a great start in our new fiscal year,” said Larry Probst, Chairman and Chief Executive Officer. “We received five Game Critics Awards for Best of E3 – a record for any company and three of our first quarter releases went platinum. NCAA Football’s week one sales are tracking over 50 percent ahead of last year, and Madden NFL’s pre-orders are at record levels. We continue to extend our lead by creating great entertainment while building for the next generation of technology.”

“EA delivered on both the top and bottom lines while making significant investments in next generation technology,” said Warren Jenson, Chief Financial and Administrative Officer. “Even with a 43 percent increase in research and development expense, we were able to increase our net income by over 30 percent in the quarter.”

Highlights for the Quarter (comparisons are to the quarter ended June 30, 2003)

•	EA won five Game Critics Awards: Best of E3 2004: Best Fighting Game – Def Jam® Fight for NY™; Best Racing Game – Burnout® 3: Takedown™; Best Simulation Game – The Sims™ 2; Best Sports Game – Madden NFL 2005; Best Strategy Game – The Lord of the Rings™: The Battle for Middle-earth™.

•	EA reached an agreement with Microsoft whereby EA SPORTS and EA GAMES™ Nation will support Xbox Live™.

•	Net revenue: North America – up 6 percent to $211 million; Europe – up 49 percent to $190 million; Asia Pacific – up 22 percent to $18 million; Japan – up 6 percent to $13 million. Reported net revenue increased by approximately $13 million or 4 percent due to changes in foreign currency rates.

•	Gross margin was 59.1 percent – up 1.5 points from 57.6 percent.

•	Operating income was $25 million – compared to $22 million. Operating margin was 6 percent – flat year-over-year.

•	EA was the number one publisher in the U.S. on current generation consoles. Based on dollar sales in the U.S., EA had three of the top-ten-selling titles.

•	EA was the number one publisher in the U.S. on the PC. Based on dollar sales in the U.S. for April and May, EA had four of the top-twenty-selling titles.

Business Outlook

The following forward-looking statements reflect expectations as of July 22, 2004. Results may be materially different and are affected by many factors, such as changes in foreign exchange rates, development delays, the overall global economy, the popular appeal of our products, our ability to secure key licenses and other risk factors detailed in this release and in our annual and quarterly SEC filings.

Fiscal Second Quarter Expectations – Ending September 30, 2004

•	Net revenue is expected to be between $680 and $715 million – up 28 to 35 percent year-over-year.

•	Diluted earnings per share are expected to be between $0.28 and $0.34 – up 12 to 36 percent year-over-year.

Fiscal Year Expectations – Ending March 31, 2005

•	Net revenue is expected to be between $3.3 and $3.4 billion – up 12 to 15 percent year-over-year.

•	Diluted earnings per share are expected to be between $2.00 and $2.10 – as compared with $1.87 for fiscal 2004.

Non-GAAP Financial Measures

Electronic Arts uses non-GAAP measures of operating income, net income and diluted earnings per share. These non-GAAP measures exclude the following items, including the related tax effect, from the Company’s statement of operations:

•	Amortization of intangibles

•	Restructuring and asset impairment charges

•	Other-than-temporary impairment of investments in affiliates

•	Charges for acquired in-process technology

The Company believes that excluding these items is useful for illustrating and explaining operating results and comparisons to prior periods. Management considers these non-GAAP measures in its decision-making to facilitate more relevant operating comparisons.

A reconciliation of GAAP operating income to non-GAAP operating income; GAAP net income to non-GAAP net income; and GAAP diluted earnings per share to non-GAAP diluted earnings per share are included as part of the supplemental disclosures to this release.

Conference Call

Electronic Arts will host a conference call on July 22, 2004 at 1:30 pm PT (4:30 pm ET) to review the results for the Company’s first quarter ended June 30, 2004. Listeners may access the conference call live via webcast (http://investor.ea.com). A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Some statements set forth in this release, including those under the heading “Business Outlook,” contain forward-looking statements that involve risks and uncertainties. Statements including words such as “anticipate”, “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to business and economic risks and actual events or actual future results could differ materially from those set forth in the forward-looking statements due to such risks and uncertainties. Some of the factors which could cause our results to differ materially from our expectations include the following: our ability to predict consumer preferences among competing hardware platforms; the seasonality and cyclical nature of the interactive game segment; timely development and release of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; consumer spending trends; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; potential regulation of our products in key territories; developments in the law regarding protection of our products; fluctuations in foreign exchange rates; and other factors described in our Annual Report on Form 10-K for the year ended March 31, 2004. We do not intend to update these forward-looking statements, including those made under the “Business Outlook” heading.

Note to Editors: EA SPORTS, EA GAMES, Need for Speed, MVP Baseball, John Madden Football and The Sims are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. Burnout is a registered trademark and TakeDown is trademark of Criterion Software Limited. The Lord of the Rings and the names of the characters, items, events and places therein are trademarks of The Saul Zaentz Company d/b/a Tolkien Enterprises under license to New Line Productions, Inc. Def Jam® and Fight For NY™ and all associated logos and marks are used under license from DJR Holdings, LLC and Simcoh, LLC. The UEFA word, and the UEFA EURO 2004™ Official Logo are protected by trademarks and copyright. All rights reserved. NFL is a registered trademark of the National Football League. NCAA is a registered trademark of the National Collegiate Athletic Association. HARRY POTTER and all related characters and elements are trademarks of and © Warner Bros. Entertainment Inc. Harry Potter Publishing Rights © JKR. All other trademarks are the property of their respective owners.

For additional information, please contact:

Karen Sansot	Jeff Brown
Director, Investor Relations	Vice President, Corporate Communications
650-628-5597	650-628-7922

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30
	2004	2003
Net revenue	$431,641	$353,381
Cost of goods sold	176,755	149,963

Gross profit	254,886	203,418
Operating expenses:
Marketing and sales	63,220	59,084
General and administrative	35,054	30,760
Research and development	130,642	91,122
Amortization of intangibles	622	680
Restructuring charges	388	—

Total operating expenses	229,926	181,646

Operating income	24,960	21,772

Interest and other income, net	9,159	4,849

Income before provision for income taxes	34,119	26,621

Provision for income taxes	9,894	8,253

Net income	$24,225	$18,368

Class A common stock:
Net income:
Diluted	$24,225	$18,368
Basic	$24,225	$18,368

Earnings per share:
Diluted	$0.08	$0.06
Basic	$0.08	$0.06

Number of shares used in computation:
Diluted	315,576	299,632
Basic	302,238	289,910

Non-GAAP Results (in thousands, except per share data)

The following table shows the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Condensed Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates and charges for acquired in-process technology. The tax impact of the remaining items is calculated on a consolidated effective tax rate of 29% and 31% for the three months ending June 30, 2004 and 2003, respectively.

	Three Months Ended June 30
	2004	2003
Net income	$24,225	$18,368
Amortization of intangibles	622	680
Restructuring charges	388	—
Income taxes effect on the above items	(293)	(211)

Non-GAAP net income	$24,942	$18,837

Class A common stock:
Non-GAAP diluted earnings per share	$0.08	$0.06
Number of shares used in diluted earnings per share computation	315,576	299,632

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30 2004	March 31, 2004 (a)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,369,276	$2,414,346
Marketable equity securities	2,088	1,225
Receivables, net of allowances of $121,496 and $154,682, respectively	169,620	211,916
Inventories	53,033	55,143
Deferred income taxes	84,560	84,312
Other current assets	163,221	161,867

Total current assets	2,841,798	2,928,809

Property and equipment, net	292,867	298,073
Investment in affiliates	14,951	14,332
Goodwill	91,576	91,977
Other intangibles, net	18,190	18,468
Long-term deferred income taxes	42,650	40,755
Other assets	68,205	71,612

Total Assets	$3,370,237	$3,464,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,556	$114,087
Accrued and other liabilities	520,432	630,138

Total current liabilities	585,988	744,225

Other liabilities	37,654	41,443

Total liabilities	623,642	785,668

Stockholders’ equity:
Common stock	3,035	3,015
Paid-in capital	1,210,939	1,153,680
Retained earnings	1,525,409	1,501,184
Accumulated other comprehensive income	7,212	20,479

Total stockholders’ equity	2,746,595	2,678,358

Total Liabilities and Stockholders’ Equity	$3,370,237	$3,464,026

(a)	Derived from audited financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30
	2004	2003
OPERATING ACTIVITIES
Net income	$24,225	$18,368
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16,207	13,223
Equity in net income of investment in affiliates	(483)	—
Loss (gain) on sale of property, equipment and marketable equity securities	(2,333)	53
Stock-based compensation	225	194
Tax benefit from exercise of stock options	12,778	20,143
Change in assets and liabilities:
Receivables, net	36,823	55,798
Inventories	956	8,136
Other assets	(75)	6,557
Accounts payable	(47,558)	(46,063)
Accrued and other liabilities	(106,601)	(110,720)

Net cash used in operating activities	(65,836)	(34,311)

INVESTING ACTIVITIES
Capital expenditures	(26,109)	(12,187)
Proceeds from sale of property and equipment	15,433	38
Purchase of investment in affiliates	(250)	—
Proceeds from sale of investment in affiliate	—	8,467
Purchase of short-term investments	(1,557,305)	(731,176)
Proceeds from maturities and sales of short-term investments	572,253	557,746
Purchase of minority interest	—	(2,513)
Acquisition of subsidiary, net of cash acquired	(12)	—

Net cash used in investing activities	(995,990)	(179,625)

FINANCING ACTIVITIES
Proceeds from sale of common stock through employee stock plans and other plans	44,276	72,865
Repayment of Class B notes receivable	—	135
Dividend to joint venture	—	(2,587)

Net cash provided by financing activities	44,276	70,413

Effect of foreign exchange on cash and cash equivalents	836	4,225

Decrease in cash and cash equivalents	(1,016,714)	(139,298)
Beginning cash and cash equivalents	2,149,885	949,995

Ending cash and cash equivalents	1,133,171	810,697
Short-term investments	1,236,105	811,376

Ending cash, cash equivalents and short-term investments	$2,369,276	$1,622,073

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in millions, except per share data)

The following tables show the Company’s non-GAAP results reconciled to the Generally Accepted Accounting Principles (“GAAP”) Condensed Consolidated Statements of Operations. The Company’s non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates, charges for acquired in-process technology and their related income tax effect. The three months and year ended March 31, 2004 also exclude the impact of a one-time income tax adjustment.

	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05
QUARTERLY RESULTS

Operating Income
GAAP operating income	$22	$102	$558	$94	$25
Adjustments:
Amortization of intangibles	—	1	1	1	1
Restructuring charges	—	—	—	9	—
Asset impairment charges	—	—	—	—	—

Total adjustments	—	1	1	10	1

Non-GAAP operating income	$22	$103	$559	$104	$26

Non-GAAP operating income margin - % of net revenue	6%	19%	38%	17%	6%
Net Income
GAAP net income	$18	$77	$392	$90	$24
Adjustments:
Amortization of intangibles	1	—	1	1	1
Restructuring charges	—	—	—	9	—
Asset impairment charges	—	—	—	—	—
Other-than-temporary impairment of investment in affiliates	—	—	—	—	—
Income taxes effect on the above items	—	—	—	(3)	—
Income tax adjustment	—	—	—	(20)	—

Total adjustments	1	—	1	(13)	1

Non-GAAP net income	$19	$77	$393	$77	$25

Non-GAAP net income margin - % of net revenue	5%	15%	27%	13%	6%

GAAP diluted earnings per share	$0.06	$0.25	$1.26	$0.29	$0.08
Non-GAAP diluted earnings per share	$0.06	$0.25	$1.26	$0.25	$0.08
Number of shares used in diluted earnings per share computation	300	308	311	313	316
TRAILING TWELVE MONTH RESULTS

Operating Income
GAAP operating income	$472	$503	$691	$776	$779
Adjustments:
Amortization of intangibles	6	5	4	3	4
Restructuring charges	15	15	7	9	9
Asset impairment charges	66	66	64	—	—

Total adjustments	87	86	75	12	13
Non-GAAP operating income	$559	$589	$766	$788	$792

Non-GAAP operating income margin - % of net revenue	22%	23%	27%	27%	26%
Net Income
GAAP net income	$328	$354	$496	$577	$583
Adjustments:
Amortization of intangibles	7	5	4	3	3
Restructuring charges	15	15	7	10	9
Asset impairment charges	66	66	64	—	—
Other-than-temporary impairment of investment in affiliates	10	10	—	—	—
Income taxes effect on the above items	(31)	(30)	(22)	(4)	(3)
Income tax adjustment	—	—	—	(20)	(20)

Total adjustments	67	66	53	(11)	(11)

Non-GAAP net income	$395	$420	$549	$566	$572

Non-GAAP net income margin - % of net revenue	16%	16%	19%	19%	19%

GAAP diluted earnings per share	$1.11	$1.19	$1.60	$1.87	$1.88
Non-GAAP diluted earnings per share	$1.34	$1.41	$1.77	$1.84	$1.84

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	YOY % Growth
CONSOLIDATED FINANCIAL DATA
Net revenue	353	530	1,475	598	432	22%
Net revenue - trailing twelve months (“TTM”)	2,503	2,580	2,822	2,957	3,035	21%

Gross profit	203	316	962	372	255	25%
Gross margin - % of net revenue	58%	60%	65%	62%	59%
Gross profit - TTM	1,423	1,486	1,780	1,854	1,906	34%
Gross margin - TTM % of net revenue	57%	58%	63%	63%	63%

Operating income	22	102	558	94	25	15%
Operating income margin - % of net revenue	6%	19%	38%	16%	6%
Operating income - TTM	472	503	691	776	779	65%
Operating income margin - TTM % of net revenue	19%	19%	24%	26%	26%

Net income	18	77	392	90	24	32%
Diluted earnings per share	$0.06	$0.25	$1.26	$0.29	$0.08	33%
Net income - TTM	328	354	496	577	583	78%
Diluted earnings per share - TTM	$1.11	$1.19	$1.60	$1.87	$1.88	69%

Non-GAAP operating income (a)	22	103	559	104	26	16%
Non-GAAP operating income margin - % of net revenue	6%	19%	38%	17%	6%
Non-GAAP operating income - TTM (a)	559	589	766	788	792	42%
Non-GAAP operating income margin - TTM % of net revenue	22%	23%	27%	27%	26%

Non-GAAP net income (a)	19	77	393	77	25	32%
Non-GAAP diluted earnings per share (a)	$0.06	$0.25	$1.26	$0.25	$0.08	33%
Non-GAAP net income - TTM (a)	395	420	549	566	572	45%
Non-GAAP diluted earnings per share - TTM (a)	$1.34	$1.41	$1.77	$1.84	$1.84	37%

CASH FLOW DATA
Operating cash flow	(34)	63	79	562	(66)	(92)%
Operating cash flow - TTM	673	657	538	669	638	(5)%

Capital expenditures	12	17	27	34	26	114%
Capital expenditures - TTM	63	65	81	90	104	65%

BALANCE SHEET DATA
Cash, cash equivalents and short term investments	1,622	1,734	1,825	2,414	2,369	46%
Marketable equity securities	1	1	2	1	2	72%
Receivables, net	37	203	837	212	170	356%
Inventories	26	39	65	55	53	103%

OTHER
Employees	4,017	4,180	4,528	4,773	4,813	20%
Diluted Class A weighted-average shares	300	308	311	313	316

(a)	Please see attached Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	YOY % Growth
GEOGRAPHIC REVENUE MIX
North America Revenue	199	358	753	299	211	6%
Revenue outside North America	154	172	722	299	221	43%

Europe Revenue	128	145	658	249	190	49%
Asia Pacific Revenue	14	18	43	22	18	22%
Japan Revenue	12	9	21	28	13	6%

Net Revenue	353	530	1,475	598	432	22%

GEOGRAPHIC REVENUE MIX - as a % of Net Revenue
North America Revenue	56%	68%	51%	50%	49%
Revenue outside North America	44%	32%	49%	50%	51%

Europe Revenue	36%	27%	45%	41%	44%
Asia Pacific Revenue	4%	3%	3%	4%	4%
Japan Revenue	4%	2%	1%	5%	3%

Net Revenue	100%	100%	100%	100%	100%

PLATFORM REVENUE MIX
Sony PlayStation 2	118	221	732	244	162	37%
PC	80	93	220	76	67	(17)%
Xbox	31	69	205	80	57	81%
Nintendo GameCube	21	25	104	50	26	25%
Game Boy Advance	2	4	57	14	18	663%
Co-publishing and Distribution	72	92	122	112	67	(6)%
Subscription Services	14	11	12	13	13	(9)%
Advertising, Programming, Licensing and Other	15	15	23	9	22	50%

Net Revenue	353	530	1,475	598	432	22%

PLATFORM REVENUE MIX - as a % of Net Revenue

Sony PlayStation 2	33%	42%	49%	41%	38%
PC	23%	18%	15%	13%	15%
Xbox	9%	13%	14%	13%	13%
Nintendo GameCube	6%	5%	7%	9%	6%
Game Boy Advance	1%	1%	4%	2%	4%
Co-publishing and Distribution	20%	17%	8%	19%	16%
Subscription Services	4%	2%	1%	2%	3%
Advertising, Programming, Licensing and Other	4%	2%	2%	1%	5%

Net Revenue	100%	100%	100%	100%	100%

Platform SKU Release Mix

Sony PlayStation 2	3	6	11	4	3	0%
PC	2	10	7	1	3	50%
Xbox	2	5	11	3	3	50%
Nintendo GameCube	3	4	9	3	1	(67)%
Game Boy Advance	—	1	9	—	1	N/A
Online and Other	—	2	1	—	—	N/A

Total SKUs	10	28	48	11	11	10%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet for Q1 Fiscal 2005

Q1 Product Releases	Platform
• EA SPORTS™ Fight Night 2004	PlayStation®2

• UEFA Euro 2004™	PlayStation 2

• Harry Potter and the Prisoner of Azkaban™	PlayStation 2

• EA SPORTS Fight Night 2004	Xbox®

• UEFA Euro 2004	Xbox

• Harry Potter and the Prisoner of Azkaban	Xbox

• Harry Potter and the Prisoner of Azkaban	Nintendo GameCube™

• The Sims™ Mega Deluxe (compilation title)	PC

• UEFA Euro 2004	PC

• Harry Potter and the Prisoner of Azkaban	PC

• Harry Potter and the Prisoner of Azkaban	Game Boy® Advance

All trademarks are the property of their respective owners.